Exhibit 5.1

GALINDO, ARIAS & LOPEZ
Attorneys at Law
Scotia Plaza, Federico Boyd Ave No 18 and 51st. Street
P.O. Box 0816-03356 Panama 5, Rep. of Panama
Phone: (507) 303-0303 Fax: (507) 303-0434 or (507) 264-4049
E-Mail: gala@gala.com.pa Website: http://www.gala.com.pa
March 16, 2010
Copa Holdings, S.A.
Boulevard Costa del Este,
Business Park Complex
North Tower, 4th Floor
Panama City, Republic of Panama

Re:	Legal Opinion regarding the validity of the shares issued by Copa Holdings, S.A.
Ladies and Gentlemen:
     We act as Panamanian counsel for Copa Holdings, S.A. (the “Company”), a corporation duly organized and existing under the laws of Panama, in connection with the offer and proposed sale of the Company’s Class A Common Stock, without par value, of which 1,600,000 shares will be sold by Corporacion de Inversiones Aereas, S.A. (“CIASA”), in accordance with the Underwriting Agreement to be entered into among the Company, the Selling Shareholder and Morgan Stanley & Co. Incorporated (the “Underwriter”). An additional 240,000 shares may be sold by CIASA in connection with the over-allotment option, as contemplated by the Company’s Registration Statement on Form F-3 (No.___), filed with the SEC on March 17, 2010 (as amended, the “Registration Statement”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Underwriting Agreement.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Articles of Incorporation, the power of attorney and other such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have relied on said documentation provided by the Company to issue this legal opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or facsimiles.

     Based upon the foregoing, we are of the opinion that the Company’s Class A shares are duly and validly authorized, legally issued, fully paid and non-assessable.
     We are qualified to practice law in the Republic of Panama and accordingly, express no legal opinion herein based upon any other laws other than the laws of Panama.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Validity of Securities” and “Enforcement of Civil Liabilities” in the Prospectus constituting a part of the Registration Statement.

Yours Very Truly, GALINDO, ARIAS & LOPEZ /s/ Cristina Lewis

CML